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                    Matria Healthcare, Inc. and Subsidiaries
                        Computation of Earnings per Share
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)
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


                                                                         Three Months Ended       Nine Months Ended
                                                                          September 30,             September 30,
                                                                    --------------------------  -----------------------
                                                                       2002          2001          2002        2001
                                                                    ------------  ------------  ----------- -----------
Basic:
Net earnings (loss)
     Continuing operations                                            $ (565)         2,449          332       7,525
     Discontinued operations                                            (682)         (210)         (682)       (210)
                                                                      --------      ---------     --------    --------
                                                                      (1,247)         2,239         (350)       7,315
Preferred stock dividend requirements                                     --           (42)           --       (1,638)
Accretion of preferred stock                                              --            (7)           --         (225)
Gain (loss) on repurchases of preferred stock                             --        (1,400)           --          739
                                                                      --------      ---------     --------    --------
Net earnings (loss) available to common shareholders                 $(1,247)           790         (350)       6,191
                                                                      ========      =========     ========    ========


Shares:
     Weighted average number of common shares outstanding              9,161          8,736         9,062       8,735
                                                                      ========      =========     ========    ========

Net earnings (loss) per common share
     Continuing operations                                           $ (0.06)          0.11         0.04         0.73
     Discontinued operations                                           (0.08)         (0.02)       (0.08)       (0.02)
                                                                      --------      ---------     --------    --------
                                                                      $ (0.14)         0.09        (0.04)        0.71
                                                                      =========     =========     ========    ========


Diluted:
Net earnings (loss) available to common shareholders                  $(1,247)          790         (350)       6,191
Dividends on convertible preferred shares                                  --            --           --          25
                                                                      --------      ---------     --------    --------
Net earnings (loss)  for diluted calculation                          $(1,247)          790         (350)       6,216
                                                                      ========      =========     ========    ========

Shares:
     Weighted average number of common shares outstanding               9,161         8,736        9,062       8,735
     Shares issuable from assumed exercise of options and warrants         --           169           --         143
     Convertible preferred stock                                           --            --           --          46
                                                                      --------      ---------     --------    --------

                                                                        9,161          8,905       9,062        8,924
                                                                      ========      =========     ========    ========

Net earnings (loss)  per common share
     Continuing operations                                            $ (0.06)         0.11         0.04        0.72
     Discontinued operations                                            (0.08)        (0.02)       (0.08)      (0.02)
                                                                      --------      ---------     --------    --------
                                                                      $ (0.14)         0.09        (0.04)       0.70
                                                                      ========      =========     ========    ========

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